Exhibit 99.1
HICKS ACQUISITION COMPANY I, INC.
ANNOUNCES INTENDED ADJOURNMENT OF
WARRANTHOLDER AND STOCKHOLDER MEETINGS, LIMITED
WAIVER OF CLOSING CONDITION, ENTRY INTO COMMON
STOCK PURCHASE AGREEMENTS AND ENTRY INTO
AGREEMENT WITH VICTORY PARK
Dallas, Texas — September 22, 2009 — Hicks Acquisition Company I, Inc. (AMEX: TOH) (the “Company”), a special purpose acquisition company founded and headed by Thomas O. Hicks, announced today that it intends to convene and then adjourn, without conducting any business, its special meeting of warrantholders and special meeting of stockholders until Friday, September 25, 2009, at 8:30 a.m. Central Daylight time and 9:00 a.m. Central Daylight time, respectively, in order to give the Company warrantholders and stockholders additional time to consider supplemental proxy materials and to vote on the proposals to be considered at the special meetings. Both special meetings will still be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, 39th Floor, Dallas, Texas 75201.
Limited Waiver of Closing Condition
The Company also announced that Resolute Energy Corporation (“Resolute”) and its affiliates that are party to that certain Purchase and IPO Reorganization Agreement, dated as of August 2, 2009, by and among the Company, Resolute, Resolute Holdings Sub, LLC, Resolute Subsidiary Corporation, a wholly-owned subsidiary of Resolute, Resolute Aneth, LLC, Resolute Holdings, LLC, and HH-HACI, L.P., as amended by that certain Letter Agreement dated as of September 9, 2009 (the “Acquisition Agreement”); pursuant to which the Company’s stockholders will acquire a majority of the outstanding shares of capital stock of Resolute (collectively, the “Acquisition”), have granted a limited waiver to the closing condition to their obligation to consummate the Acquisition stated in Section 7.3(e) of the Acquisition Agreement, but only to the extent that the Acquisition Consideration is not less than $240,000,000.00. To the extent the amount actually paid by the Company to Resolute is less than the originally contemplated $275 million, Resolute will still fully repay its Second Lien Credit Facility however, Resolute’s repayment of the part of its outstanding indebtedness on its First Lien Credit Facility will be reduced, resulting in greater outstanding indebtedness immediately following the consummation of Acquisition.
Stock Purchase Agreements
The Company also announced that it has entered into agreements in privately negotiated transactions (the “Purchase Agreements”) to purchase an aggregate of 7,503,133 shares of the Company’s common stock issued in its initial public offering (“Public Shares”) at prices ranging from $9.76 to $9.78 per share from stockholders who otherwise intended to vote against the Acquisition. It is possible that additional Purchase Agreements may be entered into by the Company. The purchases of Public Shares pursuant to the Purchase Agreements will take place concurrently with or following the closing of the Acquisition and the purchases will be paid for with funds that will be released from the Company’s trust account upon consummation of the Acquisition. Any additional purchases entered into by the Company may be entered into at a purchase price slightly higher than the per share conversion price at the time of the Acquisition.
Pursuant to the Purchase Agreements, the sellers have agreed to have their Public Shares voted in favor of each of the stockholder proposals set forth in the Company’s definitive proxy statement/prospectus, dated September 14, 2009, filed with the Securities and Exchange Commission on September 15, 2009, and as supplemented on September 22, 2009 (the “Definitive Proxy Statement/Prospectus”).
Such purchases, if made, would increase the likelihood that holders of a majority of shares of the Company’s common stock will vote in favor of the Acquisition and that holders of less than 30% of Public Shares vote against the Acquisition and seek conversion of their Public Shares into cash in accordance with the Company’s charter.
Victory Park Agreement
The Company also announced that it entered into an agreement (the “Victory Agreement”) with Victory Park Capital Advisors, LLC (“Victory Park”), pursuant to which funds managed by Victory Park or other purchasers acceptable to Victory Park and the Company may purchase, if directed by the Company, up to an aggregate of 4.5 million shares of the Company’s common stock from third parties prior to the Company’s special meeting of stockholders. Victory Park is not an affiliate of any of the Company, its officers and directors and/or their respective affiliates, or Resolute, or its officers and directors and/or their respective affiliates. It is anticipated that Victory Park will effect purchases of Public Shares through independent, privately negotiated transactions with third parties who are institutions or other sophisticated investors that have voted against or indicated an intention to vote against the Acquisition and exercise their conversion rights.
Pursuant to the Victory Agreement, the Company will pay Victory Park a fee of 1.0% of the value of all shares of the Company’s common stock purchased by Victory Park from third parties. All shares purchased as a result of this Victory Agreement will vote in favor of each of the stockholder proposals to be presented at the Company’s special meeting of stockholders, which proposals are set forth in the Definitive Proxy Statement/Prospectus. In connection with each purchase of Public Shares by Victory Park pursuant to the Victory Agreement, Victory Park and the Company will enter into a stock purchase agreement (each, a “Victory Purchase Agreement”), pursuant to which the Company will agree to purchase such Public Shares from Victory Park at a price equal to the aggregate purchase price paid by Victory Park for such shares plus the 1.0% fee described above. No funds other than those payable to Victory Park may be released from the trust account containing the net proceeds of the Company’s initial public offering following the consummation of the Acquisition until the Company has paid Victory Park pursuant to the Victory Purchase Agreements in full except to converting stockholders. Such purchases, if made, would increase the likelihood that holders of a majority of shares of the Company’s common stock will vote in favor of the Acquisition and that holders of less than 30% of Public Shares vote against the Acquisition and seek conversion of their Public Shares into cash in accordance with the Company’s charter.
ABOUT HICKS ACQUISITION COMPANY I, INC.
The Company is a special purpose acquisition company, launched in October 2007 in an initial public offering that was, with $552 million of gross proceeds, the largest SPAC IPO completed at that time. Founded by Thomas O. Hicks, the Company was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.
NOT A PROXY STATEMENT
This press release is not a proxy statement or a solicitation of proxies from the holders of the Company’s securities and does not constitute an offer of any securities of the Company or Resolute for sale. Any solicitation of proxies will be made only by the Definitive Proxy Statement/Prospectus that has been mailed to all stockholders and warrantholders who held such securities as of the applicable record date. Interested investors and security holders are urged to read the Definitive Proxy Statement/Prospectus and appendices thereto because they contain important information about the Company, Resolute and the proposals to be presented at the special meetings.
IMPORTANT ADDITIONAL INFORMATION REGARDING THE ACQUISITION HAS BEEN FILED WITH THE SEC
In connection with the Acquisition, Resolute has filed a Registration Statement on Form S-4 to register the securities to be issued to the stockholders and warrantholders of the Company (the “Registration Statement”). The Registration Statement includes a proxy statement/prospectus which has been sent to securityholders of the Company seeking their approval of the Acquisition and other related matters. The Company and Resolute may file other relevant documents concerning the Acquisition with the SEC. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, RESOLUTE AND THE ACQUISITION. Investors and security holders may obtain copies of these documents free of charge at the website maintained by the SEC at www.sec.gov. The Company’s stockholders and warrantholders are advised to read the definitive proxy statement/prospectus and other documents filed with the SEC in connection with the solicitation of proxies for the special meetings because these documents contain important information. Investors may also obtain these documents, free of charge, by directing a request to the Company at 100 Crescent Court, Suite 1200, Dallas, TX 75201 or by contacting the Company at (214) 615-2300.
FORWARD LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised”, “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this presentation include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertainties as to the timing of the transaction, approval of the transaction by the Company’s stockholders; the satisfaction of other closing conditions to the transaction, including the receipt of any required regulatory approvals; the approval of the charter amendments by the Company’s stockholders and the warrant amendment by the Company’s warrantholders; costs related to the transaction; the volatility of oil and gas prices; discovery, estimation, development and replacement of oil and gas reserves; the future cash flow, liquidity and financial position of Resolute; the success of the business and financial strategy, hedging strategies and plans of Resolute; the amount, nature and timing of capital expenditures of Resolute, including future development costs; availability and terms of capital; the effectiveness of Resolute’s CO2 flood program; the timing and amount of future production of oil and gas; availability of drilling and production equipment; operating costs and other expenses of Resolute; the success of prospect development and property acquisition of Resolute; the success of Resolute in marketing oil and gas; competition in the oil and gas industry; Resolute’s relationship with the Navajo Nation and Navajo Nation Oil and Gas, as well as the timing of when certain purchase rights held by Navajo Nation Oil and Gas become exercisable; the impact of weather and the occurrence of disasters, such as fires, floods and other events and natural disasters; government regulation of the oil and gas industry; developments in oil-producing and gas-producing countries; the success of strategic plans, expectations and objectives for future operations of Resolute. Actual results may differ materially from those contained in the forward-looking statements in this press release. The Company and Resolute undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contacts:
Sloane & Company
Josh Hochberg or Nevin Reilly
212-486-9500
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